Exhibit 99.1

Pinnacle Systems, Inc.

Corporate Office
280 N. Bernardo Avenue
Mountain View, CA 94043
Tel: 650-526-1600
Fax: 650-526-1601
www.pinnaclesys.com

Media Contact	Investor Contact
Amy Whelan	Brooke Deterline
(650) 237-1631	(650) 930-3113
awhelan@pinnaclesys.com	bdeterline@pinnaclesys.com

PINNACLE SYSTEMS REPORTS RESULTS FOR

THE SECOND QUARTER OF FISCAL YEAR 2005

MOUNTAIN VIEW, Calif., Jan. 25th, 2005—Pinnacle Systems®, Inc. (NASDAQ: PCLE) a leader in digital video solutions, today announced financial results for its second quarter of fiscal 2005, ended December 31, 2004.

The previously-announced sale of Steinberg Media Technologies GmbH (“Steinberg”) to Yamaha Corporation closed on January 21, 2005. The results of operations for Steinberg are reported as discontinued operations in this press release.

Net sales from continuing operations for the second quarter of fiscal 2005 were $86.1 million compared to net sales of $80.3 million in the second quarter of fiscal 2004. Net sales from discontinued operations for the second quarter of fiscal 2005 were $6.0 million compared to net sales of $9.0 million in the second quarter of fiscal 2004. The GAAP net loss for the second quarter of fiscal 2005 was $6.9 million or $0.10 per share. The non-GAAP net income for the second quarter of fiscal 2005 was $4.3 million or $0.06 per share. This non-GAAP net income excludes $0.8 million of amortization of other intangible assets, $9.4 million of goodwill impairment, $3.3 million in restructuring costs, a $3.1 million reversal of an accrued liability associated with a legal judgment and a $0.7 million difference between GAAP and non-GAAP discontinued operations which related to amortization of other intangible assets. The reconciliation of the GAAP to non-GAAP measurements for net income (loss) for the second quarter of fiscal 2005 is set forth below with Pinnacle Systems’ financial statements. The Company ended the second quarter of fiscal 2005 with a cash balance of $92.1 million from continuing operations.

“This quarter we made significant progress towards streamlining our business by monetizing non-strategic assets, strengthening our cash position and improving our operational efficiencies,” said Patti S. Hart, Pinnacle Systems’ chairman of the board and chief executive officer.

“In addition, we were very pleased with the overall demand for our products, especially the video editing and Digital Home products during the traditionally strong holiday quarter,” continued Hart. “With greater focus on our core business, we will further leverage our resources to expand our leadership in the markets we serve.”

Pinnacle Systems will host an audio web-cast at 2:00 p.m. (Pacific Time) which can be heard live at www.pinnaclesys.com. Additionally, a replay of the conference call will be available at www.pinnaclesys.com for two weeks following the call. Thereafter, a transcript of the conference call will be available under the “Investor Relations” section of our website at http://www.pinnaclesys.com/aboutus/investorrelation.asp?Langue_ID=7.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Pinnacle Systems uses non-GAAP measures of pro forma net income (loss) and pro forma net income (loss) per share, which are adjusted from its GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing Pinnacle Systems’ operating results in a manner that is focused on the performance of Pinnacle Systems’ ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About Pinnacle Systems, Inc.

Pinnacle Systems provides broadcasters and consumers with cutting-edge digital media creation, storage, and play-back solutions for use at Home, in the Studio and on the Air. Pinnacle Systems’ award winning digital media solutions are in use around the world for broadcast, video and audio editing, DVD and CDR authoring and on the Internet. A recognized industry leader, the Company has received nine prestigious Emmy Awards for its technical innovations and carries this commitment throughout all of its product lines. Pinnacle Systems may be reached at (650) 526-1600 or at www.pinnaclesys.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding Pinnacle Systems’ expectations for the leveraging of resources and the expansion of market leadership. Forward-looking statements contained in this press release relating to expectations about future events or results are based upon information available to the Company as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, Pinnacle Systems’ actual results may differ materially and adversely from those expressed in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, risks related to demand for the Company’s current and future products and the ability to execute proposed initiatives. Factors that could affect Pinnacle Systems’ business and financial results are detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended June 30, 2004, including, but not limited to, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. All information set forth in this release and its attachments is made as of January 25, 2005, and Pinnacle Systems undertakes no obligation to revise or update publicly this information for any reason.

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Pinnacle Systems is a registered trademark of Pinnacle Systems, Inc. All other trademarks and registered trademarks are the property of their owners. © 2004. Pinnacle Systems, Inc. All Rights Reserved.

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	GAAP		NON-GAAP
	Three Months Ended December 31,		Three Months Ended December 31,
	2004	2003	2004	2003
Net sales	$86,129	$80,348	$86,129	$80,348
Costs and expenses:
Cost of sales	46,294	48,043	46,294	48,043
Cost of sales - license fee	—	3,813	—	—
Engineering and product development	8,586	8,990	8,586	8,990
Sales, marketing, and service	20,475	22,494	20,475	22,494
General and administrative	6,583	5,213	6,583	5,213
Amortization of other intangible assets	847	1,490	—	—
Impairment of goodwill	9,447	5,950	—	—
Restructuring costs	3,337	3,320	—	—
Legal judgment	(3,137)	—	—	—

Total costs and expenses	92,432	99,313	81,938	84,740

Operating income (loss)	(6,303)	(18,965)	4,191	(4,392)
Interest paid on legal settlement	—	(2,050)	—	—
Interest and other income, net	418	327	418	327

Income (loss) from continuing operations before income taxes	(5,885)	(20,688)	4,609	(4,065)
Income tax expense	1,009	908	1,009	909

Income (loss) from continuing operations	(6,894)	(21,596)	3,600	(4,974)
Income (loss) from discontinued operations, net of taxes	35	(8,259)	726	934

Net income (loss)	$(6,859)	$(29,855)	$4,326	$(4,040)

Loss per share from continuing operations:
Basic and Diluted	$(0.10)	$(0.33)

Income (loss) per share from discontinued operations:
Basic and Diluted	$0.00	$(0.12)

Net income (loss) per share:
Basic and Diluted	$(0.10)	$(0.45)	$0.06	$(0.06)

Shares used to compute net income (loss) per share:
Basic and Diluted	69,517	66,401	70,031	66,401

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended December 31,
	2004	2003
Non-GAAP net income (loss)	$4,326	$(4,040)
Cost of sales - license fee	—	(3,813)
Amortization of other intangible assets	(847)	(1,490)
Impairment of goodwill	(9,447)	(5,950)
Restructuring costs	(3,337)	(3,320)
Legal judgment	3,137	—
Interest paid on legal settlement	—	(2,050)
Discontinued operations	(691)	(9,193)
Income tax effect	—	1

GAAP net loss	$(6,859)	$(29,855)

PINNACLE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2004	June 30, 2004
Assets

Current assets:
Cash and cash equivalents	$78,444	$59,059
Marketable securities	13,631	10,955
Accounts receivable, net	39,996	40,970
Inventories	34,740	46,417
Prepaid expenses and other current assets	6,431	8,388
Current assets of discontinued operations	5,320	4,522

Total current assets	178,562	170,311

Restricted cash	—	16,850
Property and equipment, net	14,981	16,314
Goodwill	52,116	59,211
Other intangible assets, net	7,193	8,840
Other assets	7,995	7,628
Long-term assets of discontinued operations	23,930	22,590

	$284,777	$301,744

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$11,020	$17,912
Accrued and other liabilities	51,569	54,003
Deferred revenue	12,667	13,818
Current liabilities of discontinued operations	3,055	3,357

Total current liabilities	78,311	89,090

Long-term liabilities of discontinued operations	1,988	1,972

Total liabilities	80,299	91,062

Shareholders’ equity:
Common stock	379,303	375,550
Accumulated deficit	(186,277)	(169,487)
Accumulated other comprehensive income	11,452	4,619

Total shareholders’ equity	204,478	210,682

	$284,777	$301,744